Exhibit 99.11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "The Fund's Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment No. 12 to Registration Statement No. 2-92548 on Form N1-A of John Hancock Special Equities Fund.

We also consent to the use of our report dated December 15, 1995, with respect to the financial statements and financial highlights of John Hancock Special Equities Fund, included in this form N1-A.




                                                        /s/ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 1996